Exhibit 5.1

December 7, 2006	D. Bradley Peck

MannKind Corporation	T: (858) 550-6012
28903 North Avenue Paine	bpeck@cooley.com
Valencia, CA 91355
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by MannKind Corporation, a Delaware corporation (the “Company”), of up to 20,000,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), plus an aggregate of $100,000,000 principal amount of the Company’s 3.75% Senior Convertible Notes due 2013 (the “Notes”) convertible into 4,450,020 shares of the Company’s common stock (the “Conversion Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-138373) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3 (No. 333-139154) filed with the SEC pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement” and collectively with the Initial Registration Statement, the “Registration Statements”), the prospectus included within the Initial Registration Statement (the “Base Prospectus”), and the prospectus supplements dated November 27, 2006 and December 7, 2006 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”) . (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”) The Notes will be issued pursuant to the Indenture dated as of November 1, 2006 between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (as defined therein), (the “Indenture”) and a First Supplemental Indenture (the “Supplemental Indenture”) to be entered into between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee, on the date the Notes are issued.
In connection with this opinion, we have examined and relied upon the Registration Statements and Prospectus, the Indenture, the form of Supplemental Indenture, the form of Note contained in the Supplemental Indenture, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Notes constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
4401 EASTGATE MALL SAN DIEGO CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

MannKind Corporation
December 7, 2006
Page Two
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
We have assumed that the Supplemental Indenture will be duly executed and delivered by the Company and the Trustee in the form approved by the Company’s Board of Directors (or a duly formed committee thereof) and that the terms of the Supplemental Indenture are as described in the Registration Statements and Prospectus.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statements and Prospectus, will be validly issued, fully paid and nonassessable, (ii) when duly executed and delivered by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and Supplemental Indenture and issued and delivered to the purchasers thereof against payment therefor, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.
Very truly yours,
Cooley Godward Kronish LLP

By:	/s/ D. Bradley Peck

D. Bradley Peck
4401 EASTGATE MALL SAN DIEGO CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM